     As filed with the Securities and Exchange Commission on March 17, 1994
                                                      Registration No. 33-52687
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                               Amendment No. 1
                                      to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                             HANOVER DIRECT, INC.
            (Exact name of registrant as specified in its charter)



                Delaware                                    1500 Harbor Boulevard                           13-0853260
    (State or other jurisdiction of                     Weehawken, New Jersey 07087                (I.R.S. Employer Identification
     incorporation or organization)                          (201) 863-7300                                   Number)
                                             (Address, including zip code, and telephone number,
                                               including area code, of registrant's principal
                                                             executive offices)

                             --------------------

                           Michael P. Sherman, Esq.
                             Hanover Direct, Inc.
                            1500 Harbor Boulevard
                         Weehawken, New Jersey 07087
                                (201) 863-7300
                     (Name, address, including zip code,
                     and telephone number, including area
                         code, of agent for service)

                                   Copy to:

                            Monte E. Wetzler, Esq.
                        Whitman Breed Abbott & Morgan
                               200 Park Avenue
                          New York, New York  10166
                                (212) 351-3000

                             --------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                               ---------------

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
===============================================================================
                            Exhibit index on page 2

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  Exhibits.


           Exhibit                                                                  Page
           Number       Description of Exhibit                                     Number
           ------       ----------------------                                     ------
             4          Indenture between Hanover Direct, Inc. and
                        First Trust National Association, as
                        Trustee, dated as of August 17, 1993
                        (incorporated by reference to Exhibit
                        4.1 to the Annual Report on Form 10-K of
                        Hanover Direct, Inc. for the fiscal year
                        ended January 1, 1994).                                     --

             5          Opinion of Whitman Breed Abbott & Morgan as
                        to the legality of the securities being registered.          *

            12          Statement re computation of ratio
                        of earnings to fixed charges.                                *

            23.1        Consents of Arthur Andersen & Co.                            *

            23.2        Consent of KPMG Peat Marwick.                                *

            23.3        Consent of Deloitte & Touche.                                *

            23.4        Consent of Ernst & Young.                                    *

            23.5        Consent of Whitman Breed Abbott & Morgan
                        (included in the opinion set forth as
                        Exhibit 5 to this Registration Statement).                   *

            24          Powers of Attorney of certain directors
                        and officers of the Company (included on page
                        II-7 of this Registration Statement as filed
                        with the Securities and Exchange Commission on
                        March 15, 1994).                                             *

            25          Statement of Eligibility and Qualification of
                        First Trust National Association, as Trustee, on Form T-1.

- ----------------
*   Previously filed.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Hanover Direct, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weehawken, State of New Jersey, on the 17th day of March, 1994.


                                  HANOVER DIRECT, INC.


                                  By: /s/ Jack E. Rosenfeld
                                      --------------------------------------
                                      Jack E. Rosenfeld,
                                      President and Chief Executive Officer


                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on March 17, 1994.

                NAME                                         TITLE
                ----                                         -----
/s/ Alan G. Quasha*                             Chairman of the Board and Director
- --------------------------------------
Alan G. Quasha


/s/ Jack E. Rosenfeld                           Director, President and Chief Executive Officer
- --------------------------------------          (principal executive officer)
Jack E. Rosenfeld


/s/ Wayne P. Garten*                            Executive Vice President and Chief Financial Wayne P. Garten
- --------------------------------------          Officer (principal financial officer)


/s/ David E. Ullman*                            Vice President, Controller
- --------------------------------------          (principal accounting officer)
David E. Ullman


/s/ Ralph Destino*                              Director
- --------------------------------------
Ralph Destino


/s/ J. David Hakman*                            Director
- --------------------------------------
J. David Hakman


/s/ S. Lee Kling*                               Director
- --------------------------------------
S. Lee Kling


                                                Director
- -------------------------------------
Theodore H. Kruttschnitt

/s/ Jeffrey Laikind*                            Director
- --------------------------------------
Jeffrey Laikind


/s/ Elizabeth Valk Long*                        Director
- --------------------------------------
Elizabeth Valk Long


/s/ Edmund R. Manwell*                          Director
- --------------------------------------
Edmund R. Manwell


/s/ Geraldine Stutz*                            Director
- --------------------------------------
Geraldine Stutz


/s/ Robert F. Wright*                           Director
- --------------------------------------
Robert F. Wright




- -------------------------

     * Michael P. Sherman, pursuant to a Power of Attorney executed by each of the directors and officers noted above and filed with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this Amendment No. 1 to Registration Statement on Form S-3 on behalf of each of the persons noted above, in the capacities indicated.

                                                /s/ Michael P. Sherman
                                                -------------------------------
                                                Michael P. Sherman

                              INDEX TO EXHIBITS


           Exhibit                                                                  Page
           Number       Description of Exhibit                                     Number
           ------       ----------------------                                     ------
             4          Indenture between Hanover Direct, Inc. and
                        First Trust National Association, as
                        Trustee, dated as of August 17, 1993
                        (incorporated by reference to Exhibit
                        4.1 to the Annual Report on Form 10-K of
                        Hanover Direct, Inc. for the fiscal year
                        ended January 1, 1994).                                     --

             5          Opinion of Whitman Breed Abbott & Morgan as
                        to the legality of the securities being registered.          *

            12          Statement re computation of ratio
                        of earnings to fixed charges.                                *

            23.1        Consents of Arthur Andersen & Co.                            *

            23.2        Consent of KPMG Peat Marwick.                                *

            23.3        Consent of Deloitte & Touche.                                *

            23.4        Consent of Ernst & Young.                                    *

            23.5        Consent of Whitman Breed Abbott & Morgan
                        (included in the opinion set forth as
                        Exhibit 5 to this Registration Statement).                   *

            24          Powers of Attorney of certain directors
                        and officers of the Company (included on page
                        II-7 of this Registration Statement as filed
                        with the Securities and Exchange Commission on
                        March 15, 1994).                                             *

            25          Statement of Eligibility and Qualification of
                        First Trust National Association, as Trustee, on Form T-1.

- ---------------
* Previously filed.